UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 15, 2004


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                        GOLDEN WEST FINANCIAL CORPORATION


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                          Commission file number 1-4629

           Incorporated Pursuant to the Laws of the State of Delaware

                   IRS Employer Identification No. 95-2080059

                 1901 Harrison Street, Oakland, California 94612
                                 (510) 446-3420




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Item 2.03. Creation of a Direct Financial Obligation

On November 12, 2004, World Savings Bank, FSB, the wholly-owned subsidiary of Golden West Financial Corporation, initiated a bank note program for the possible issuance from time to time of $8 billion of unsecured, senior bank notes with maturities ranging from 270 days to 30 years.

Any notes issued under the bank note program will be unsecured and uninsured obligations of World Savings. The notes will not be obligations of or otherwise guaranteed by Golden West Financial Corporation. World Savings currently has an unsecured, senior debt rating of Aa3 from Moody's Investors Services and AA-from Standard & Poor's.

A copy of the press release attached as Exhibit 99.1 is incorporated herein by reference (other than information included on or linked from the Company's website, referenced in such release, which is not incorporated by reference into this report).

As a federal savings bank, World Savings' principal business is attracting funds from the investing public and the capital markets and investing those funds principally in residential mortgage loans. This bank note program is only one of several sources of funds for the Company and is being entered into to give the Company the flexibility to access the capital markets and to diversify borrowings if conditions are favorable. This filing does not indicate that the bank note program is material to the Company. Additional information about World's sources of funds can be found in the Thrift Financial Reports filed by World Savings with the Office of Thrift Supervision and the reports filed by Golden West with the Securities and Exchange Commission.

World Savings is not obligated to issue any notes under this bank note program. The Company believes that any issuances thereunder will be in the ordinary course of its business and expects that individual and aggregate issuances made during the periods between the filing of Golden West's periodic reports will not be material to the Company as a whole.




Exhibit No.          Exhibit
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99.1                 Press Release dated November 15, 2004.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         GOLDEN WEST FINANCIAL CORPORATION

                                         Dated: November 15, 2004

                                         /s/ Russell W. Kettell
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                                         Russell W. Kettell
                                         President and Chief Financial Officer